EXHIBIT 99

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FloridaFirst Bancorp                          Contact:     Kerry P. Charlet
                                                           Senior Vice President
Lakeland, Florida                                          (941) 688-6811
                                                           Ext. 1004


                              For Immediate Release
                                October 19, 1999


                         FLORIDAFIRST BANCORP ANNOUNCES
                    OTS APPROVAL OF STOCK REPURCHASE PROGRAM

         Lakeland, Florida -- October 19, 1999 -- Gregory C. Wilkes, President of FloridaFirst Bancorp, Lakeland, Florida (Nasdaq "FFBK"), the holding company of FloridaFirst Bank, announced today that the Office of Thrift Supervision has approved its application to repurchase up to 405,578 shares of its common stock pursuant to the Company's stock repurchase plan. Pursuant to the plan, the Company will repurchase up to 15% of its outstanding shares of common stock held by persons other than FloridaFirst Bancorp, MHC, its mutual holding company.

         The repurchases will be made in open-market transactions subject to the availability of stock and the terms of the repurchase plan. Repurchased shares will become authorized but unissued shares and will be utilized for general corporate and other purposes, including the issuances of shares in connection with company and bank stock benefit plans.